UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Dec 11, 2015

WHEREVERTV BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11873	13-3886065
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11390 Palm Beach Blvd., Suite 302
Fort Myers, Florida		33905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 319-2692

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Annual Meeting held December 11, 2015, WhereverTV Broadcasting Corporation (OTCPINK: TVTV) has increased its number of board members from six to seven. Directors re-elected to Board include: Edward D. Ciofani, Jack Feldman, Gary McGuirk, Scott Welch, and Ed Borkowski. New directors elected to the Board include Rene Morissette, the Chief Financial Officer, and Mark Knauf, the Controller. Mark Cavicchia was not re-nominated and resigned as Chief Digital Officer. Pursuant to the Board of Director meeting held December 11, 2015, Jack Feldman was also appointed Director of Business Affairs for Latin America.

Biographical Information

Edward D Ciofani. Mr. Ceofani has served as our president, CEO, board member and Chairman of the Board since 2015. In addition, he is the present owner of the following companies with the year in parenthesis indicating the date he commenced his ownership interest: FreshAire Solutions of South West Florida (2001); FAS Global International (2005); Fast Global International Thailand (USA) (2005); FAS Global Thailand Company LTD (2005); Fox Hill Records (2005); Ciofani Cinemas (2006); Ciofani Publishing (2006); Travel with Comfort, Inc. (2009) and Lao FAS Global International Co. LTD (2009).

Jack Feldman. Mr. Feldman joined the Board in 2015. He was formerly the founder & President of Rollabind but retired from there in 2007.

Gary F. McGuirk, Sr. Mr. McGuirk joined the Board in 2015. In addition, he is the present owner of the following companies with the year in parenthesis indicating the date he commenced his ownership interest: Liberty USA Incorporated (1975); Omni Food Concepts (1995; McGuirk Family Limited Real Estate Partnership (1999); and Digital Rodeo LLC (2010).

Scott Welch. Mr. Welch joined the Board in 2015 and from 2004 to the present he has been the president of Scott Welch Management, Inc.

Edward J. Borkowski. Mr. Borkowski joined the Board in 2015. In addition, he is the Chief Financial Officer of the following companies with the years in parenthesis indicating the dates he held those positions: Amerigen Pharmaceuticals (2013-present); ConvaTech (May 2012-June 2013); Carefusion Corporation (May 2009-Decemember 2010); and Mylan, Inc. (2002-2009).

Rene Moissette. Mr, Morissette was elected as a director, CFO and treasurer on December 11, 2015. From 1981 to the present he has been president of Rene Morissette, P.A. and from 2008 to the present he has been the president of Anchor Merchant Services, Inc.

Mark Knauf. Mr. Knauf was elected as a director and controller on December 11, 2015. In addition, he is the president of the following companies with the years in parenthesis indicating the dates he commenced those positions: Mark H. Knauf, CPA, Inc. (1996); Engelwood Property Holdings, LLC (2003); and Armadillo Billiards & Brew (2014).

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time,
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.
•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.
•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Item 8.01 Other Events

The Company has relocated its corporate headquarters from 425 Mill Street, Coraopolis, Pennsylvania 15108 to 11390 Palm Beach Blvd., Suite 302 Fort Myers, Florida 33905.

The Company has completed its internal audit. The Board ratified an internal control policy, approved the creation of the audit committee, appointed members to the audit committee, and approved the selection process for an audit firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2016	WHEREVERTV BROADCASTING CORPORATION

	By:	/s/ Edward D. Ciofani
	Name:	Edward D. Ciofani
	Title:	Chief Executive Officer